EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONCORD STEEL, INC. FILES VOLUNTARY CHAPTER 11 PETITION

Stamford, CT, September 14, 2009 — Stamford Industrial Group, Inc. (OTC: SIDG.PK. “SIG” or the “Company”), today announced that its wholly-owned subsidiary, Concord Steel, Inc. (“Concord”), which constitutes substantially all of the Company’s assets, filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Northern District of Ohio (the “Court”) under the caption “In re Concord Steel, Inc.” (Case No. 09-43448).  SIG was not included in Concord’s filing.

Al Weggeman, the Company’s Chief Executive Officer, said, “Over the past year, Concord has continued to be adversely affected by the steep drop off in purchasing for the global infrastructure, construction, and residential markets as a result of the global financial crisis.  Recently, some of Concord’s customers have unexpectedly announced the closing or suspending of operations at their fabrication facilities. Throughout 2008 and 2009 we have been taking broad-based cost cutting measures, including a 75% reduction in our workforce, consolidating operations as well as cutting salaries, and since the first quarter of 2009 have attempted to address and negotiate modifications to Concord’s credit agreement to account for the reduction in demand from its customers and the unprecedented market changes.  Although we have begun to see some subtle but positive indicators within Concord’s markets, Concord has been unable to enter into a further amendment of its credit agreement to address its ability to continue to comply with the credit agreement on an ongoing basis and continue to borrow the funds needed to continue to operate.  As a result, after careful consideration, it was determined that a Chapter 11 filing by Concord was a necessary and prudent step.”

Concord expects to file motions with the Court seeking the continuation of operations, including requesting Court approval to continue paying employee wages and salaries and providing employee benefits.

About Stamford Industrial Group, Inc.

Concord Steel, Inc., a wholly-owned subsidiary of Stamford Industrial Group, acquired in October 2006, is a leading independent manufacturer of steel counter-weights and structural weldments that are incorporated into a variety of industrial equipment, including aerial work platforms, cranes, elevators and material handling equipment.

Additional information about Stamford Industrial Group, Inc. can be found at http://www.Stamfordig.com.

Forward-looking Statements

This press release includes “forward-looking statement” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company may use words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions to identify forward-looking statements. These forward-looking and other statements, which are not historical facts, are based largely upon our current expectations and assumptions and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by such forward-looking statements. These risks and uncertainties include, among others, Concord’s ability to continue to operate as a debtor-in-possession; our ability to develop, prosecute, confirm and consummate a Chapter 11 plan of reorganization for Concord; risks associated with third party motions in the Chapter 11 proceedings, which may interfere with Concord’s ability to develop and consummate one or more plans of reorganization; the potential adverse impact of the Chapter 11 filing on our on the market price of the Company’s common stock, its business, financial condition and results of operations as well as Concord’s operations, customers, suppliers, management and employees; the risks associated with operating Concord under Chapter 11 protection;  our ability to execute Concord’s business and restructuring plan to achieve desired cost savings and additional capital to improve liquidity; our inability to secure necessary financing and comply with the terms and covenants of such financing;  our ability to otherwise continue to operate as a going concern, our ability to implement our acquisition growth strategy and integrate and successfully manage any businesses that we acquire; our ability to continue to grow revenues in our operating divisions; our ability to use our net operating loss carry forward, changes in the Company’s relationship with customers; further changes in the  demand for counterweights or the growth of the construction industry; changes in our relationship with our unionized employees; the current economic downturn and its effect on the credit and capital markets as well as the industries and customers that use our products;  further declines in the business of our customers; the loss of major customers; reductions to our deferred tax assets or recognition of such assets; the price of steel; and other factors described in the “Risk Factors” section of the Company's filings with the Securities and Exchange Commission, including the Company's latest annual report on Form 10-K and most recently filed Forms 8-K and 10-Q, which may be obtained at our web site at www.stamfordig.com or the Securities and Exchange Commission’s web site at www.sec.gov.

For more information, contact:
Albert W. Weggeman, CEO
(203) 428-2200
AWeggeman@Stamfordig.com

Jonathan LaBarre, CFO
(203) 428-2200
JLaBarre@Stamfordig.com